Exhibit 3.1















                           AMENDED AND RESTATED BYLAWS

                                       OF

                        PIONEER NATURAL RESOURCES COMPANY


                             A Delaware Corporation



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                                TABLE OF CONTENTS

                                                                       Page

                              ARTICLE ONE: OFFICES

1.1      Registered Office and Agent....................................1
1.2      Other Offices..................................................1

                      ARTICLE TWO: MEETINGS OF STOCKHOLDERS

2.1      Annual Meeting.................................................1
2.2      Special Meeting................................................1
2.3      Place of Meetings..............................................2
2.4      Notice.........................................................2
2.5      Voting List....................................................2
2.6      Quorum.........................................................2
2.7      Required Vote; Withdrawal of Quorum............................3
2.8      Method of Voting; Proxies......................................3
2.9      Record Date....................................................3
2.10     Conduct of Meeting.............................................4
2.11     Inspectors.....................................................4

                            ARTICLE THREE: DIRECTORS

3.1      Management.....................................................4
3.2      Number; Election; Classification; Term; Qualification..........4
3.3      Change in Number...............................................5
3.4      Removal........................................................5
3.5      Vacancies......................................................6
3.6      Meetings of Directors..........................................6
3.7      First Meeting..................................................6
3.8      Election of Officers...........................................6
3.9      Regular Meetings...............................................6
3.10     Special Meetings...............................................6
3.11     Notice.........................................................6
3.12     Quorum; Majority Vote..........................................7
3.13     Procedure......................................................7
3.14     Presumption of Assent..........................................7
3.15     Compensation...................................................7

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                            ARTICLE FOUR: COMMITTEES

4.1      Designation....................................................8
4.2      Number; Qualification; Term....................................8
4.3      Authority......................................................8
4.4      Committee Changes..............................................8
4.5      Alternate Members of Committees................................8
4.6      Regular Meetings...............................................8
4.7      Special Meetings...............................................8
4.8      Quorum; Majority Vote..........................................8
4.9      Minutes........................................................9
4.10     Responsibility.................................................9

                              ARTICLE FIVE: NOTICE

5.1      Method.........................................................9
5.2      Waiver.........................................................9

                              ARTICLE SIX: OFFICERS

6.1      Number; Titles; Term of Office.................................9
6.2      Removal.......................................................10
6.3      Vacancies.....................................................10
6.4      Authority.....................................................10
6.5      Compensation..................................................10
6.6      Chairman of the Board.........................................10
6.7      President.....................................................10
6.8      Vice Presidents...............................................11
6.9      Treasurer.....................................................11
6.10     Assistant Treasurers..........................................11
6.11     Secretary.....................................................11
6.12     Assistant Secretaries.........................................12
6.13     Other Officers................................................12

                  ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

7.1      Certificates for Shares.......................................12
7.2      Replacement of Lost or Destroyed Certificates.................12
7.3      Transfer of Shares............................................12
7.4      Registered Stockholders.......................................13

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7.5      Regulations...................................................13
7.6      Legends.......................................................13

                     ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

8.1      Dividends.....................................................13
8.2      Reserves......................................................13
8.3      Books and Records.............................................13
8.4      Fiscal Year...................................................13
8.5      Seal..........................................................13
8.6      Resignations..................................................14
8.7      Securities of Other Corporations..............................14
8.8      Telephone Meetings............................................14
8.9      Action Without a Meeting......................................14
8.10     Invalid Provisions............................................14
8.11     Mortgages, etc................................................14
8.12     Headings......................................................14
8.13     References....................................................15
8.14     Amendments....................................................15


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                           AMENDED AND RESTATED BYLAWS

                                       OF

                        PIONEER NATURAL RESOURCES COMPANY

                             A Delaware Corporation


                                    PREAMBLE

     These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and the certificate of incorporation of Pioneer Natural Resources Company, a Delaware corporation (the "Company"). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Company, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the Company, as the case may be, will be controlling.

                              ARTICLE ONE: OFFICES

     1.1 Registered Office and Agent. The registered office and registered agent of the Company shall be as designated from time to time by the appropriate filing by the Company in the office of the Secretary of State of the State of Delaware.

     1.2 Other Offices. The Company may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Company may require.

                     ARTICLE TWO: MEETINGS OF STOCKHOLDERS

     2.1 Annual Meeting. An annual meeting of stockholders of the Company shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.2 Special Meeting. Except as otherwise required by law, special meetings of the common stockholders of the Company, and any proposals to be considered at such meetings, may be called and proposed exclusively by the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors at the time in office, and no stockholder of the Company shall require the board of directors to call a special meeting of common stockholders or to propose business at a special meeting of common stockholders. A special meeting shall be held on such date and at such time as shall be designated by the resolution calling the meeting and stated in the notice of the meeting or in a

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duly  executed  waiver of notice of such meeting.  Only such  business  shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

     2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal office of the Company unless another place is designated for meetings in the manner provided herein.

     2.4 Notice. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered in accordance with Section 5.1 not less than ten nor more than 60 days before the date of the meeting by or at the direction of the Board of Directors, the Chairman of the Board if such office has been filled (otherwise, the President) or the Secretary, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his or her address as it appears on the records of the Company, unless he or she shall have filed with the Secretary of the Company a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

     2.5 Voting List. At least ten days before each meeting of stockholders, the Secretary or other officer of the Company who has charge of the Company's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

     2.6 Quorum. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Company, or these bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy,

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or, if no  stockholder  entitled to vote is present,  any officer of the Company
may  adjourn  the  meeting  from  time  to  time,   without  notice  other  than
announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     2.7 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Company, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.8 Method of Voting; Proxies. Except as otherwise provided in the certificate of incorporation of the Company or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote in person or may authorize another person or persons to act for such stockholder by proxy in any manner permitted by law. Each such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after three years from its date, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been dated on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

     2.9 Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than 60 days and not less than ten days prior to such meeting nor more than 60 days prior to any other action. If no record date is fixed:

     (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the

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day next preceding the day on which notice is given or, if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held.

     (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     2.10 Conduct of Meeting. The Chairman of the Board, if such office has been filled, shall preside at all meetings of stockholders. If such office has not been filled, or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by some person appointed by the meeting.

     2.11 Inspectors. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Company outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                            ARTICLE THREE: DIRECTORS

     3.1 Management. The business and property of the Company shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Company, or these bylaws, the board of directors may exercise all the powers of the Company.

     3.2 Number; Election; Classification; Term; Qualification. The number of directors that shall constitute the entire board of directors shall be not less than three and not more than twenty-one. The first board of directors shall

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consist of the number of directors named in the certificate of  incorporation of the Company or, if no directors are so named, shall consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu thereof. Thereafter, within the limits above specified, the number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. Except as otherwise required by law or required or permitted by the certificate of incorporation of the Company or these bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Effective at the time specified in the certificate of incorporation of the Company, the board of directors of the Company shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the board of directors designates. The initial term of office of the directors of Class I shall expire at the annual meeting of stockholders of the Company in 1998, of Class II shall expire at the annual meeting of stockholders of the Company in 1999, and of Class III shall expire at the annual meeting of stockholders of the Company in 2000, and in all cases as to each director until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 1998, each director elected to succeed a director whose term is then expiring shall hold his or her office until the third annual meeting of stockholders after his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Except as may be required pursuant to any stock ownership requirements adopted by the board or any of its committees, none of the directors need be a stockholder of the Company. None of the directors need be a resident of the State of Delaware. Each director must have attained the age of majority.

     3.3 Change in Number. If the number of directors that constitutes the whole board of directors is changed in accordance with the certificate of incorporation and these bylaws, the majority of the whole board of directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

     3.4 Removal. No director of any class of directors of the Company shall be removed before the expiration date of that director's term of office except for cause and by an affirmative vote of the holders of not less than two-thirds of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole board of directors for this purpose.


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     3.5  Vacancies.  Vacancies in the board of directors  resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the common stockholders except as required by law), and each director so chosen shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his or her election for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her death, resignation, or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in these bylaws, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, who are designated to represent the same class or classes or series of stockholders that the position being vacated represents shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.

     3.6 Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Company, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

     3.7 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

     3.8 Election of Officers. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Company. 3.9 Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

     3.10 Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the President, or any director.

     3.11 Notice. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting,

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submit a signed  waiver  of  notice or who shall  attend  such  meeting  without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.12 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Company, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Company provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

     3.13 Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, shall preside at all meetings of the board of directors. If such position has not been filled, or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Company shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Company.

     3.14 Presumption of Assent. A director of the Company who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.15 Compensation. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefor.


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                            ARTICLE FOUR: COMMITTEES

     4.1 Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

     4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his or her term as director, (ii) his or her resignation as a committee member or as a director, or (iii) his or her removal as a committee member or as a director.

     4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Company except to the extent expressly restricted by law, the certificate of incorporation of the Company, or these bylaws.

     4.4 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     4.5 Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

     4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

     4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a

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quorum is present.  The act of a majority of the members  present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Company, or these bylaws.

     4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Company for placement in the minute books of the Company.

     4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

                              ARTICLE FIVE: NOTICE

     5.1 Method. Whenever by statute, the certificate of incorporation of the Company, or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his or her address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Company, or (b) by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

     5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Company by statute, the certificate of incorporation of the Company, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             ARTICLE SIX: OFFICERS

     6.1 Number; Titles; Term of Office. The officers of the Company shall be a President, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including a Chairman of the Board, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Each

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officer  shall  hold  office  until his or her  successor  shall  have been duly elected and shall have qualified, until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. Except as may be required pursuant to any stock ownership requirements adopted by the board or any of its committees, none of the officers need be a stockholder of the Company. None of the officers need be a director of the Company or a resident of the State of Delaware.

     6.2 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.3 Vacancies. Any vacancy occurring in any office of the Company (by death, resignation, removal, or otherwise) may be filled by the board of directors.

     6.4 Authority. Officers shall have such authority and perform such duties in the management of the Company as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

     6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the President or to any committee of the board of directors.

     6.6 Chairman of the Board. The Chairman of the Board, if elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors, which may include being the chief executive officer of the Company. If designated as the chief executive officer, the Chairman of the Board shall have general executive charge, management, and control of the properties and operations of the Company in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. Such officer shall preside at all meetings of the stockholders and of the board of directors. Such officer may agree upon and execute all division and transfer orders, bonds, contracts, and other obligations in the name of the Company, and he or she may sign all certificates for shares of stock of the Company.

     6.7 President. If a Chairman of the Board has not been elected or if the Chairman of the Board has been elected but has not been designated by the board of directors to be the chief executive officer of the Company, the President shall be the chief executive officer of the Company and, subject to the board of directors, he or she shall have general executive charge, management, and control of the properties and operations of the Company in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Chairman of the Board has been elected and has been designated as the chief

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executive officer of the Company, the President shall be the chief operating and administrative officer of the Company and, subject to the board of directors, shall have charge of the actual day-to-day operations and management of the Company and its property with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the board of directors has not elected a Chairman of the Board or in the absence or inability to act of the Chairman of the Board, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Company and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.

     6.8 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act. As between the Company and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

     6.9 Treasurer. The Treasurer shall have custody of the Company's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board, or the President.

     6.10 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, or the President. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

     6.11 Secretary. Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the board of directors in books provided for that purpose, and he or she shall attend to the giving and service of all notices. He or she may sign with the Chairman of the Board or the President, in the name of the Company, all contracts of the Company and affix the seal of the Company thereto. He or she may sign with the Chairman of the Board or the President all certificates for shares of stock of the Company, and he or she shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Company during business hours. He or she shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board, and the President.

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     6.12 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

     6.13 Other Officers. Each other officer elected by the board of directors and designated to be an officer of the Company shall have the title that the board of directors may prescribe and the duties that the board of directors, the Chairman of the Board, or the President may prescribe.

                  ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

     7.1 Certificates for Shares. Shares of the capital stock of the Company may be certificated or uncertificated as provided by law. Certificates for shares of stock of the Company shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Company or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder's name and the number of shares.

     7.2 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Company and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond with a surety or sureties satisfactory to the Company in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Company with respect to the certificate or certificates alleged to have been lost or destroyed.

     7.3 Transfer of Shares. Shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Company or the transfer agent of the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Company or its transfer

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agent shall issue a new certificate to the person entitled  thereto,  cancel the old certificate, and record the transaction upon its books.

     7.4 Registered Stockholders. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.5 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Company.

     7.6 Legends. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Company does not become liable for violations of federal or state securities laws or other applicable law.

                    ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

     8.1 Dividends. Subject to provisions of law and the certificate of incorporation of the Company, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Company. Such declaration and payment shall be at the discretion of the board of directors.

     8.2 Reserves. There may be created by the board of directors out of funds of the Company legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Company, or for such other purpose as the board of directors shall consider beneficial to the Company, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

     8.3 Books and Records. The Company shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     8.4 Fiscal Year. The fiscal year of the Company shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

     8.5 Seal. The seal of the Company shall be such as from time to time may be approved by the board of directors.

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     8.6 Resignations.  Any director, committee member, or officer may resign by giving written notice to the board of directors, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8.7 Securities of Other Corporations. The Chairman of the Board, the President, or any Vice President of the Company shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

     8.8 Telephone Meetings. Members of the board of directors, and members of a committee of the board of directors, may participate in and hold a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     8.9 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation of the Company or by these bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case may be.

     8.10 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

     8.11 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Company through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Company shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Company unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

     8.12 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

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     8.13  References.  Whenever  herein the singular  number is used,  the same shall include the plural when appropriate, and words referring to persons of one sex shall include references to persons of the other sex when appropriate.

     8.14 Amendments. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the board of directors at any regular meeting of the board of directors or at any special meeting of the board of directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting. These bylaws may also be altered, amended, or repealed or new bylaws may be adopted upon the vote of the holders of not less than two-thirds of the outstanding shares of stock then entitled to vote upon the election of directors at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting.

     The undersigned, the Secretary of the Company, hereby certifies that the foregoing amended and restated bylaws were adopted by unanimous vote of the directors of the Company as of November 15, 2006.


                        PIONEER NATURAL RESOURCES COMPANY


                                By:  /s/ Mark H. Kleinman
                                     ------------------------------------------
                                     Mark H. Kleinman
                                     Secretary






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